
Exhibit 21.1  SUBSIDIARIES OF THE REGISTRANT




                           Jurisdiction of % of Voting
                                          Incorporation or       Securities Held at
Name of Corporation                       Organization           December 31, 2000


TRECO L.L.C.                                Nevada                     100
   Basic Management, Inc.                   Nevada                      32
      The Landwell Company LP               Delaware                    50
   The Landwell Company LP                  Delaware                    12

TRE Holding Corporation                     Delaware                   100

TRE Management Company                      Delaware                   100

Tremont Colorado Corporation                Delaware                   100

Tall Pines Insurance Company                Vermont                    100

Titanium Metals Corporation                 Delaware                    39

NL Industries, Inc.                         New Jersey                  20
